Tuesday, October 21, 2025 06:00 AM Air T Enters into Agreement with Regional Express Holdings Limited MINNEAPOLIS, MINNESOTA / ACCESS Newswire / October 21, 2025 / Air T, Inc. (NASDAQ:AIRT) has entered into a Sale and Implementation Deed (SID) with the Administrators of Regional Express Holdings Limited (Administrators Appointed) and certain of its subsidiaries (Rex), which operates the leading regional airline in Australia. Air T expects to close the acquisition of Rex by year-end if creditor and other approvals are obtained. Air T has been working closely with the Administrators and the Australian Government, Rex's secured lender, to develop a solution that best serves the interests of all stakeholders. To support the implementation of the acquisition, Air T and the Commonwealth of Australia have entered into an agreement pursuant to which Rex's financing arrangements will be restructured in connection with the acquisition. The proposed acquisition contemplates a continuation and growth of Rex's regional airline business and continuing employment for its workforce. Rex plays an essential role in connecting regional Australian communities. Approximately 50% of Rex's routes are not serviced by any other airline. Air T likes the Rex Saab 340 program and will be funding Rex's engine renewal program and returning its fleet to service. Air T will work to ensure Rex will continue to operate on a sustainable basis, thereby providing critical services to regional Australians. Air T believes it was selected to acquire the company in part because of its long-term investment horizon, experience in regional aircraft, and commitment to stabilizing and growing Rex. The transaction remains subject to certain other approvals, including approval by Rex's creditors and the Federal Court of Australia. Further disclosure regarding the implementation of the transaction will be provided as the transaction progresses. Air T remains committed to transparency and will share information about the transaction during this process. About AIR T, INC. Established in 1980, Air T, Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, ground support equipment, commercial aircraft, engines and parts, and digital solutions. We seek to expand, strengthen and diversify Air T's after-tax cash flow per share. Our goal is to build Air T's core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.com. The information on our website is available for informational purposes only and is not incorporated by reference into this press release. FORWARD-LOOKING STATEMENTS Certain statements in this press release, including those contained in "Overview," are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company's financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words "believes", "pending", "future", "expects," "anticipates," "estimates," "depends" or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements, because of, among other things, potential risks and uncertainties, such as:

An inability to finance our operations through bank or other financing or through the sale of issuance of debt or equity securities; Economic and industry conditions in the Company's markets; The risk that contracts with FedEx could be terminated or adversely modified; The risk that the number of aircraft operated for FedEx will be reduced; The risk that GGS customers will defer or reduce significant orders for deicing equipment; The impact of any terrorist activities on United States soil or abroad; The Company's ability to manage its cost structure for operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production volume levels; The Company's ability to meet debt service covenants and to refinance existing debt obligations; The risk of injury or other damage arising from accidents involving the Company's overnight air cargo operations, equipment or parts sold and/or services provided; Market acceptance of the Company's commercial and military equipment and services; Competition from other providers of similar equipment and services; Changes in government regulation and technology; Changes in the value of marketable securities held as investments; Mild winter weather conditions reducing the demand for deicing equipment; Market acceptance and operational success of the Company's commercial jet engines and parts segment or its aircraft asset management business and related aircraft capital joint venture; and Despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. CONTACT Tracy Kennedy Chief Financial Officer 704-264-5102 SOURCE: Air T, Inc.